21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On October 17, 2025, in connection with entering into the purchase agreement described below, the Company entered into a Fourth Amendment (“Fourth Amendment”) to its Credit Agreement, dated as of August 18, 2015 and amended on September 1, 2017, June 17, 2018, and December 19, 2022, between the Company, JPMorgan Chase Bank, N.A. and The Huntington National Bank (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders (“Agent”), (i) reducing the aggregate amount of the Lender’s revolving commitments from $50,000,000 to $40,000,000, and (ii) releasing the Agent’s security interest in the GTC Assets, but not any proceeds paid for the GTC Assets or any other collateral.

The description of the terms of the Fourth Amendment is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure.

On October 20, 2025, the Company issued a press release announcing the GTC Disposition described below. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

GTC Disposition

On October 17, 2025 (the “Closing Date”), Saga Communications, Inc., a Florida corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, GTC Uno, LLC (“GTC”) and certain of the Company’s subsidiaries (the “Subsidiaries”), under which the Subsidiaries agreed to sell 24 telecommunications towers and related real property and other assets located at 22 sites (the “GTC Assets”) for a total purchase price of approximately $10.7 million (the “GTC Disposition”). The Purchase Agreement contains customary representations and warranties made by the Company, certain of its Subsidiaries and GTC. On the Closing Date, the parties closed on the sale the 22 tower sites. Sales proceeds, net of brokerage commissions and certain adjustments, of approximately $8.7 million were paid to the Company, with the remaining purchase price of $1.8 million paid into escrow.  The Company anticipates that the remaining escrowed funds will be released within the next six months upon receipt of landlord consents to assign the leases on the real property where four of the towers are located.  To the extent such consents are not received, the sale for those sites will be unwound and will revert to the applicable Subsidiary.  Simultaneously with the closing, each Subsidiary entered into an Antenna Site Lease Agreement (a “Lease”) with GTC for the Company’s continued use of the towers that were sold, pursuant to which the Subsidiaries have agreed to make annual lease payments of $1.00 per annum. Each Lease has a term of 25 years.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated October 17, 2025, entered into between the Company, Agent, and the Lenders
99.1	Press Release dated October 20, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: October 20, 2025	By:	/s/ Samuel D. Bush
Samuel D. Bush
Executive Vice President and Chief
Financial Officer